Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly Report of TJT, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Terrence J. Sheldon, Chief Executive Officer of the Company and Larry B. Prescott, Chief Financial Officer, certify, pursuant to 18 U.S.C. Code Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

                (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

                (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/Terrence J. Sheldon

Terrence J. Sheldon

Chief Executive Officer

August 14, 2003

/s/Larry B. Prescott

Larry B. Prescott

Chief Financial Officer

August 14, 2003